RULE 12d1-4 FUND OF FUNDS INVESTMENT AGREEMENT
THIS AGREEMENT is entered into as of January 19, 2022, between GPS Funds I, GPS Funds II, and Savos Investments Trust, statutory trusts organized under the laws of the State of Delaware, on behalf of itself and its separate series listed on Schedule A (as such schedule may be amended from time to time), severally and not jointly (each, an “Acquiring Fund”), and Global X Funds, a statutory trust organized under the laws of the State of Delaware (“Global X Funds”), on behalf of its respective series listed on Schedule B and such additional series as shall be designated in the future, severally and not jointly (each, an “Acquired Fund” and collectively, the “Acquired Funds”).
WHEREAS, each Acquiring Fund and each Acquired Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);
WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies;
WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and
WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule;
WHEREAS, the Acquiring Fund and the Acquired Funds have entered into a Participation Agreement dated March 14, 2018, which is hereby terminated and superseded by this agreement;
NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule.

1.Terms of Investment
(a)In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agrees as follows:
(i)The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind.
(ii)Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment

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in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.
(a)In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule.
2.Representations of the Acquiring Funds.
(b)In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquiring Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to an investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.
(c)Any investment adviser within the meaning of Section 2(a)(20)(A) or (B) of the 1940 Act to an Acquiring Fund will be registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).
(d)The members of an Acquiring Fund’s Advisory Group (as such term is defined in the Rule) will not control (individually or in the aggregate) an Acquired Fund within the meaning of Section 2(a)(9) of the 1940 Act. The members of an Acquiring Fund’s Sub- Advisory Group (as such term is defined in the Rule), if any, will not control (individually or in the aggregate) an Acquired Fund within the meaning of Section 2(a)(9) of the 1940 Act.
If, as a result of a decrease in the outstanding voting securities of an Acquired Fund, an Acquiring Fund’s Advisory Group or an Acquiring Fund’s Sub-Advisory Group, each in the aggregate, becomes a holder of more than 25% of the outstanding voting securities of an Acquired Fund, the Acquiring Fund will vote its shares of the Acquired Fund in the same proportion as the vote of all other holders of the Acquired Fund’s shares. Notwithstanding the foregoing, none of the foregoing provisions of this paragraph (c) shall apply to an Acquiring Fund Sub-Advisory Group with respect to an Acquired Fund for which the Acquiring Fund Sub-Adviser or a person controlling, controlled by or under common control with the Acquiring Fund Sub-Adviser acts as the investment adviser within the meaning of Section 2(a)(20)(A) of the 1940 Act.
(e)Each Acquiring Fund acknowledges and understands that an Acquired Fund reserves the right to reject any direct purchase of Creation Units by an Acquiring Fund.
3.Representations of the Acquired Funds.
(f)In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquired Fund; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to

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comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.
(a)Each Acquired Fund agrees that any information regarding planned purchases or sales of shares of the Acquired Fund provided pursuant to Section 1 will be treated confidentially, used solely for the purposes of this Agreement, and will not be disclosed to any third party without the prior consent of the Acquiring Fund, except for directors/trustees, officers, employees, accountants, legal counsel, investment advisers and other advisers of the Acquired Fund and its affiliates on a need-to-know basis and solely for the purposes of this Agreement.
(b)Each Acquired Fund represents that it does not own as of the date of this Agreement, and it will not purchase or otherwise acquire during the term of this Agreement, the securities of an investment company or private fund as defined in the Rule (a “Private Fund”) where immediately after such purchase or acquisition, the securities of investment companies and Private Funds owned by the Acquired Fund have an aggregate value in excess of 10% of the value of the total assets of the Acquired Fund except as otherwise permitted by the Rule and guidance issued thereunder by the SEC or its Staff.
4.Indemnification.
(a)Each of the Acquiring Funds, severally and not jointly, agrees to hold harmless, indemnify and defend each Acquired Fund, including any of its principals, directors or trustees, officers, employees and agents (“Acquired Fund Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Fund, including any Acquired Fund Agents, to the extent such Claims result from (i) a violation or alleged violation of any provision of this Agreement or (ii) a violation or alleged violation of the terms and conditions of the Rule, as applicable, in each case by the Acquiring Fund, its principals, directors or trustees, officers, employees, agents, advisors or if applicable, subadvisors.
(b)Each of the Acquired Funds, severally and not jointly, agree to hold harmless, indemnify and defend each Acquiring Fund, including any of its principals, directors or trustees, officers, employees and agents (“Acquiring Fund Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or Claims asserted against the Acquiring Fund, including any Acquiring Fund Agents, to the extent such Claims result from (i) a violation or alleged violation of any provision of this Agreement or (ii) a violation or alleged violation of the terms and conditions of the Rule, as applicable, in each case by the Acquired Fund, its principals, directors or trustees, officers, employees, agents, advisors or if applicable, subadvisors.
5.(c)    Any indemnification pursuant to this Section shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending the applicable Claims.Materials.
To the extent an Acquiring Fund refers to one or more Acquired Funds in any prospectus, statement of additional information or otherwise, each Acquiring Fund agrees to:

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(c)Refer to such Acquired Funds with their full name as, for example, the “Global X [    ] ETF”; and
(d)Include, other than in the financial statements of the Acquiring Fund when the

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Acquired Fund is listed as a holding, the following notice within reasonable proximity to the reference to such Acquired Fund:
None of Global X Management Company LLC, SEI Investments Distribution Company, Global X Funds or the Global X [ ] ETF make any representations regarding the advisability of investing in [Name of Acquiring Fund].
6.Notices.
All notices, including all information that either party is required to provide under the terms of this Agreement and the terms of the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below (which address may be changed from time to time by notice to the other party).
If to the Acquiring Fund:
Fund Compliance Team AssetMark, Inc
1655 Grant Street, 10th Floor Concord, CA 94520
Email: fundcompliance@assetmark.com

With a copy to:
Fabio Battaglia, III
Stradley Ronon Stevens & Young, LLP 2005 Market Street
Philadelphia, PA 19103-7028 fbattaglia@stradley.com

If to an Acquired Fund:
Global X Funds Attn: Luis Berruga
605 Third Ave., 43rd Floor New York, New York 10158

Telephone: (646) 757-5400
Facsimile: (646) 514-5968
Email: legalnotices@globalxetfs.com

7.Addition of New Funds
Schedule B lists the Acquired Funds in existence as of the date of this Agreement. Additional Acquired Funds may be created from time to time. GPS Funds I, GPS Funds II and Savos Investments Trust and Global X Funds agree that in the event an Acquiring Fund invests in an Acquired Fund that is created after the date of this Agreement, such investment shall be governed by the terms ofthis Agreement and such Acquired Fund shall be deemed to be added to Schedule B as of the date of the initial investment in such Acquired Fund.
Schedule A lists the Acquiring Funds in existence as of the date of this Agreement.

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Additional Acquiring Funds may be created from time to time. GPS Funds I, GPS Funds II and Savos Investments Trust and Global X Funds agree that additional Acquiring Funds may be added to this Agreement bynotifying Global X Funds in accordance with Paragraph 6 of this Agreement of the additional Acquiring Funds. Any such Acquiring Fund added pursuant to this provision shall be deemed to be added to Schedule A as of the date of the receipt of such notice byGlobal X Funds.
8.Termination; Governing Law; Amendment.
(a)This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of this Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 8(b).
(b)This Agreement shall continue until terminated in writing by either party (either in its entirety or with respect to one or more Acquired Funds or Acquiring Funds) upon 60 days’ notice to the other party. Upon termination of this Agreement (either in its entirety or with respect to specific funds), an Acquiring Fund may not purchase additional shares of an Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.
(c)This Agreement may not be assigned by either party without the prior written consent of the other.
(d)This Agreement will be governed by Delaware law without regard to choice of law principles.
(e)In any action involving an Acquired Fund under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund(s) that is/are involved in the matter in controversy and not to any other series of the Global X Funds.
(f)In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund(s) that [is/are] involved in the matter in controversy and not to any other series of the GPS Funds I, GPS Funds II, or Savos Investments Trust.
(g)This Agreement may be amended or modified by a written document signed by an authorized representative of each party and delivered in accordance with Section 6 of this Agreement.
(h)In no event and under no circumstances will any party to this Agreement be liable to any person, including without limitation any other party to this Agreement or any third- party beneficiary, for any special, indirect or consequential loss or damages resulting from any act or failure to act in accordance with the provision of this Agreement, even if such party had been advised of the possibility of such loss or damages.
(i)The parties acknowledge and agree that notwithstanding anything contained in this Agreement to the contrary, each investment adviser, including any sub-adviser, of any

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Acquiring Fund and of any Acquired Fund is and shall be an intended third party beneficiary of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GPS Funds I, on behalf of each of its series listed on Schedule A, severally and not jointly

/s/ Patrick Young
Name: Patrick Young
Title: Treasurer

GPS Funds II, on behalf of each of its series listed on Schedule A, severally and not jointly

/s/ Patrick Young
Name: Patrick Young
Title: Treasurer

Savos Investements Trust, on behalf of each of its series listed on Schedule A, severally and not jointly

/s/ Patrick Young
Name: Patrick Young
Title: Treasurer

Global X Funds, on behalf of each of its series listed on Schedule B, severally and not jointly,

/s/ Susan Lively
Name: Susan Lively
Title: General Counsel

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SCHEDULE A

List of Acquiring Funds

GPS Funds I
GuideMark® Large Cap Core Fund GuideMark® Emerging Markets Fund GuideMark® Small/Mid Cap Core Fund GuideMark® World ex-US Fund GuideMark® Core Fixed Income Fund

GPS Funds II
GuidePath® Growth Allocation Fund GuidePath® Conservative Allocation Fund GuidePath® Tactical Allocation Fund GuidePath® Absolute Return Allocation Fund GuidePath® Multi-Asset Income Allocation Fund GuidePath® Flexible Income Allocation Fund GuidePath® Managed Futures Strategy Fund GuidePath® Conservative Income Fund GuidePath® Income Fund
GuidePath® Growth and Income Fund

Savos Investments Trust
Savos Dynamic Hedging Fund

A-1

SCHEDULE B
List of Acquired Funds

Global X MSCI China Consumer Discretionary ETF	Global X Robotics & Artificial Intelligence ETF
Global X MSCI China Energy ETF	Global X MSCI SuperDividend EAFE ETF
Global X MSCI China Financials ETF	Global X Founder-Run Companies ETF
Global X MSCI China Industrials ETF	Global X U.S. Infrastructure Development ETF
Global X MSCI China Materials ETF	Global X U.S. Preferred ETF
Global X Copper Miners ETF	Global X Autonomous & Electric Vehicles ETF
Global X MSCI Greece ETF	Global X Artificial Intelligence & Technology ETF
Global X MSCI Portugal ETF	Global X S&P 500 Quality Dividend ETF
Global X Gold Explorers ETF	Global X Adaptive US Factor ETF
Global X Lithium & Battery Tech ETF	Global X E-commerce ETF
Global X MLP & Energy Infrastructure ETF	Global X MSCI China Consumer Staples ETF
Global X MLP ETF	Global X MSCI China Health Care ETF
Global X MSCI Argentina ETF	Global X MSCI China Information Technology ETF
Global X MSCI Colombia ETF	Global X MSCI China Real Estate ETF
Global X MSCI Nigeria ETF	Global X MSCI China Utilities ETF
Global X MSCI Norway ETF	Global X Nasdaq 100 Covered Call ETF
Global X MSCI Pakistan ETF	Global X S&P 500 Covered Call ETF
Global X MSCI China Communication Services ETF	Global X DAX Germany ETF
Global X MSCI Next Emerging & Frontier ETF	Global X Genomics & Biotechnology ETF
Global X Silver Miners ETF	Global X Cloud Computing ETF
Global X Social Media ETF	Global X Cannabis ETF
Global X FTSE Southeast Asia ETF	Global X Cybersecurity ETF
Global X MSCI SuperDividend EmergingMarkets ETF	Global X Video Games & Esports ETF
Global X SuperDividend ETF	Global X Emerging Markets Bond ETF
Global X SuperDividend REIT ETF	Global X Variable Rate Preferred ETF
Global X SuperDividend U.S. ETF	Global X S&P Catholic Values Developed ex- U.S. ETF
Global X SuperIncome Preferred ETF	Global X Education ETF
Global X Uranium ETF	Global X Telemedicine & Digital Health ETF
Global X Guru Index ETF	Global X China Biotech Innovation ETF
Global X NASDAQ 100 Covered Call & Growth ETF

B-1

Global X Renewable Energy Producers ETF	Global X S&P 500 Covered Call & Growth ETF
Global X S&P 500® Catholic Values ETF	Global X CleanTech ETF
Global X Millennial Consumer ETF	Global X Data Center REITs & Digital Infrastructure ETF
Global X Health & Wellness ETF	Global X Emerging Markets Internet & E- commerce ETF
Global X Aging Population ETF	Global X Adaptive U.S. Risk Management ETF
Global X Conscious Companies ETF	Global X China Innovation ETF
Global X FinTech ETF	Global X Clean Water ETF
Global X Internet of Things ETF	Global X Hydrogen ETF
Global X AgTech & Food Innovation ETF	Global X NASDAQ 100 Tail Risk ETF
Global X Blockchain ETF	Global X NASDAQ 100 Risk Managed Income ETF
Global X S&P 500 Risk Managed Income ETF	Global X NASDAQ 100 Collar 95-110 ETF
Global X Solar ETF	Global X S&P 500 Tail Risk ETF
Global X Wind Energy ETF	Global X S&P 500 Collar 95-110 ETF
Global X MSCI Vietnam ETF

B-2